As filed with the Securities and Exchange Commission on
                                October 21, 1997

                                                       Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               VAIL RESORTS, INC.
            (Exact name of registrant as specified in its character)

           Delaware                                  51-0291762
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                               137 Benchmark Road
                              Avon, Colorado 81620
                                 (970) 476-5601
                    (Address of Principal Executive Offices)

                               Vail Resorts, Inc.
                             1993 Stock Option Plan
                  1996 Long Term Incentive and Share Award Plan

                              James S. Mandel, Esq.
                               Vail Resorts, Inc.
                                Post Office Box 7
                              Vail, Colorado 81658
                                 (970) 476-5601

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              James J. Clark, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed               Proposed
                                                      Maximum                Maximum
Title of Each                     Amount              Offering               Aggregate          Amount of
Class of Securities               to be               Price per              Offering           Registration
to be Registered                  Registered          Share (1)(2)           Price (1)          Fee (2)
Common Stock

($.01 par value)                  3,545,510           $27.438                $97,281,704        $29,480.00

(1)  Estimated solely for the purposes of computing the registration fee.

(2) Pursuant to Rule 457(c) and (h), the registration fee has been calculated based on the average of the high and low sales prices reported on October 16, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                EXPLANATORY NOTE

     Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of Common Stock of Vail Resorts Inc. to be acquired pursuant to the Vail Resorts, Inc. 1993 Stock Option Plan and the 1996 Long Term Incentive and Share Award Plan.

                                   PROSPECTUS

                               VAIL RESORTS, INC.

                        3,545,510 Shares of Common Stock
                           (Par Value $.001 Per Share)


     This Prospectus may be used by certain persons (the "Selling Stockholders") who may be deemed to be affiliates of Vail Resorts, Inc., a Delaware corporation (the "Company"), to sell shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), that have been or may be acquired acquired by such persons pursuant to the Vail Resorts, Inc. 1993 Stock Option Plan (the "1993 Plan") and the 1996 Long Term Incentive and Share Award Plan (the "1996 Plan" and together with the 1993 Plan the "Plans").

     The Common Stock is traded on the New York Stock Exchange under the symbol "MTN". It is anticipated that the Selling Stockholders will offer shares for sale at prevailing prices on the New York Stock Exchange on the date of sale. All proceeds from any sales of such shares of Common Stock will inure to the benefit of the Selling Stockholders. The Company will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire certain of the shares covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

     No underwriting is being utilized in connection with this registration of Common Stock and, accordingly, the shares of Common Stock are being offered without underwriting discounts. The expenses of this registration will be paid by the Company. Normal brokerage commissions, discounts and fees will be payable by the Selling Stockholders. The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or in any other information contained herein since the date of this Prospectus.


     The date of this Prospectus is October 21, 1997.


                                TABLE OF CONTENTS

                                                                  Page
AVAILABLE INFORMATION..........................................    6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................    6
THE COMPANY....................................................    7
USE OF PROCEEDS................................................    8
SELLING STOCKHOLDERS...........................................    8
PLAN OF DISTRIBUTION...........................................    9
LEGAL MATTERS..................................................   10
EXPERTS........................................................   10
CERTAIN FORWARD-LOOKING STATEMENTS.............................   10

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange the Common Stock is listed. The Commission maintains a Web site that contains reports, proxy statements and other information electronically filed by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock covered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and such exhibits, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996; (2) the Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 1997, March 31, 1997 and December 30, 1996; (3) the Company's Registration Statement on Form S-2 dated February 3, 1997 and (4) the description of the Common Stock contained in Item 1 of the Company's Registra-tion Statement on Form 8-A filed with the Commission on July 3, 1996.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain from the Company, without charge, upon written or oral request, a copy of any of the documents incorporated by referenced herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to the Director of Investor Relations, Vail Resorts, Inc., Post Office Box 7, Vail, Colorado 81658 (telephone: (970) 476-5601).

                                   THE COMPANY

     The Company is the premier mountain resort operator in North America. The Company operates Vail Mountain, the largest single ski mountain complex in North America, Beaver Creek(R) Mountain, one of the world's premier family-oriented mountain resorts and Breckenridge and Keystone mountain resorts. The Company is one of the most profitable resort operators in the ski industry due to its attractive guest demographics, favorable weather and snowfall conditions, ability to attract both destination resort guests and day travelers from local population centers and proximity to both Denver International Airport and Vail/Eagle County Airport. In addition to resort operations, the Company owns substantial real estate from which it derives significant strategic benefits and cash flow. The Company is the largest mountain resort company in North America, operating the top three mountain resorts in the United States. The Company's principal executive offices are located at 137 Benchmark Road, Avon, Colorado 81620, (970) 476-5601.

                                 USE OF PROCEEDS

     The shares of Common Stock covered hereby are being registered for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such shares pursuant to the Plans. The Selling Stockholders named below may resell all, a portion, or none of the shares that they acquire or may acquire pursuant to the Plans.

     Key employees deemed to be "affiliates" of the Company who acquire registered Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time, either by means of a post-effective amendment hereto or by use of a prospectus filed pursuant to Rule 424 under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company. A maximum of 1,515,850 shares may be resold or reoffered by non-affiliates of the Company.

     The following table sets forth the name and relationship to the Company of each Selling Stockholder who is (or may be deemed to be) an affiliate of the Company and who holds options to acquire Common Stock pursuant to the Plans or who holds restricted shares pursuant to the 1996 Plan together with the number of shares of Common Stock that each such person may currently acquire pursuant to the exercise of such options and the number of restricted shares currently held by such person.




                                                                                  Number of
                                                                                   Shares
                                                                Number of        Restricted
                             Position with                       Options            Stock
Selling Stockholder          the Company                         Granted           Granted

Adam M. Aron                 Chairman of the Board of            460,000           37,500
                             Directors and Chief Executive
                             Officer of the Company
Andrew P. Daly               President and Director of the       425,820           12,500
                             Company
James P. Donohue             Senior Vice President,              60,000            12,000
                             Assistant Secretary and Chief
                             Financial Officer of the
                             Company
William Jensen               Senior Vice President and           40,000               0
                             Chief Operating Officer of
                             Breckenridge, Vail Summit
                             Resorts, Inc.
Bruce Mainzer                Senior Vice President of Vail       30,000               0
                             Associates, Inc.
James S. Mandel              Senior Vice President,              199,960              0
                             General Counsel and Secretary
                             of the Company
J. Kent Myers                Senior Vice President of Vail       199,960              0
                             Associates, Inc.
Edward D. O'Brien            Senior Vice President and           30,000               0
                             Chief Financial Officer, Vail
                             Resorts Development Company
Eric C. Resnick              Treasurer of the Company            10,000               0
John W. Rutter               Senior Vice President and           30,000               0
                             Chief Operating Officer of
                             Keystone, Vail Summit
                             Resorts, Inc.
Christopher P. Ryman         Senior Vice President and           239,960           12,000
                             Chief Operating Officer of
                             Vail Associates, Inc.
Brian D. Smith               Senior Vice President of Vail       30,000               0
                             Associates, Inc.
James P. Thompson            President, Vail Resorts             199,960              0
                             Development Company


                              PLAN OF DISTRIBUTION

     Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts and they will receive all proceeds from any such sales. The Company will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital. The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the New York Stock Ex-change at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under such Act. Shares of Common Stock covered by this Prospectus also may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.

                                  LEGAL MATTERS

     Certain legal matters in connection with the shares of Common Stock being offered hereby have been passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                     EXPERTS

     The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and incorporated by reference in this Prospectus have been audited by Arthur Andersen, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said form as experts in auditing and accounting.

                       CERTAIN FORWARD-LOOKING STATEMENTS

     Information contained or incorporated by reference in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "experts," "may," "will" "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents (or portions thereof) filed by Vail Resorts, Inc. (the "Company") with the Commission are incorporated herein by reference:

A. The Company's Annual Report on Form 10-K for the year ended September 30, 1996, and the Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, March 31, 1997 and December 31, 1996.

B. The description of the Company's Common Stock contained in the Company's Registration Statement No. 333-5341 on Form S-2.

C.   The Company's Registration Statement on Form 8-A dated July 3, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock registered hereby have been passed upon by Cahill Gordon & Reindel.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of offi-cers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Company's Restated Certificate of Incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware Law or another applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by applicable law.

     The Bylaws provide that the Company may indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action, suit or proceeding by or in the right of the registrant to procure a judgment in its town), by reason of the fact that he is or was or had agreed to become a director, officer or employee of the registrant or is or was or had agreed to become at the request of the board or an officer of the registrant a director, officer or employee of another corporation, partnership, joint venture, trust or other entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits

     *4(A)  - 1993 Stock Option Plan.

     *4(B)  - 1996 Long Term Incentive and Share Award Plan.

     *5     - Opinion of Cahill Gordon & Reindel as to the legality of the securities being registered.

     *23(A) - Consent of Independent Accountants.

     *23(B) - Consent of Cahill Gordon & Reindel (included in opinion filed as
              Exhibit 5).

     *24    - Power of Attorney.

----------

*    Filed herewith.


Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a posteffective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the provisions described under Item 15 above, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in said Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or pro-ceeding) is asserted by such director or officer in connection with the securities being registered hereby and the Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of October, 1997.

                                           VAIL RESORTS, INC.
                                             (Registrant)




                                  By:    /s/ JAMES S. MANDEL
                                         -------------------------
                                         Name:   James S. Mandel
                                         Title:  General Counsel

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 21, 1997.

SIGNATURES                                       TITLE


     /s/ ADAM M. ARON*                 Chairman of the Board and
--------------------------------       Chief Executive Officer
       Adam M. Aron                    (Principal Chief Executive Officer)


    /s/FRANK BIONDI*                   Director
--------------------------------
       Frank Biondi


     /s/LEON D. BLACK*                 Director
--------------------------------
       Leon D. Black


    /s/CRAIG M. COGUT*                 Director
--------------------------------
      Craig M. Cogut


    /s/ANDREW P. DALY*                 Director
--------------------------------
      Andrew P. Daly


  /s/STEPHEN C. HILBERT*               Director
--------------------------------
    Stephen C. Hilbert


    /s/ROBERT A. KATZ*                 Director
--------------------------------
      Robert A. Katz


     /s/THOMAS H. LEE*                 Director
--------------------------------
       Thomas H. Lee


    /s/WILLIAM L. MACK*                Director
--------------------------------
      William L. Mack


 /s/JOSEPH R. MICHELETTO*              Director
--------------------------------
   Joseph R. Micheletto


   /s/ANTONY P. RESSLER*               Director
--------------------------------
     Antony P. Ressler

       /s/MARC J. ROWAN*                 Director
--------------------------------
         Marc J. Rowan

     /s/JOHN J. RYAN III*                Director
--------------------------------
       John J. Ryan III

       /s/JOHN F. SORTE*                 Director
--------------------------------
         John F. Sorte

     /s/BRUCE H. SPECTOR*                Director
--------------------------------
       Bruce H. Spector

     /s/WILIAM P. STIRITZ*               Director
--------------------------------
      William P. Stiritz

      /s/JAMES S. TISCH*                 Director
--------------------------------
        James S. Tisch

     /s/JAMES P. DONOHUE*                Senior Vice President and
--------------------------------         Chief Financial Officer
       James P. Donohue                  (Principal Financial and
                                         Accounting Officer)

      /s/JAMES S. MANDEL                 Attorney-in-Fact
--------------------------------
        James S. Mandel


*By Attorney-in-Fact

                                  Exhibit Index


Exhibit No.   Exhibit

*4(A)  --     1993 Stock Option Plan.

*4(B)  --     1996 Long Term Incentive and Share Award Plan.

*5     --     Opinion of Cahill Gordon & Reindel as to the legality
              of the securities being registered.

*23(A) --     Consent of Independent Accountants.

*23(B) --     Consent of Cahill Gordon & Reindel (included in opinion
              filed as Exhibit 5).

*24    --     Power of Attorney.

----------

*    Filed herewith.